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Exhibit 99(a)
                                  [WINR LOGO]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                        WINTHROP RESOURCES CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                                          , 1997

     The undersigned hereby appoints John L. Morgan, Kirk A. MacKenzie and Jack
A. Norqual, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote all shares of Common Stock of Winthrop Resources Corporation ("Winthrop") held of record by the undersigned on ________________, 1997, at the Special Meeting of Stockholders (the "Winthrop Special Meeting") to be held at ________________, Minneapolis, Minnesota, on Tuesday, June 24, 1997 at 10:00 a.m. local time and at any and all adjournments thereof, as set forth on the reverse side hereof.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ALL PROXIES ARE IMPORTANT, SO PLEASE COMPLETE EACH PROXY SENT TO YOU AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

/X/  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.
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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
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      1.  A proposal to approve and adopt the      FOR      AGAINST     ABSTAIN
          Agreement and Plan of Merger by and     /  /     /  /          /  /
          between  TCF  Financial  Corporation
          ("TCF"),  and  Winthrop dated  as of
          February   28,   1997   (the  "Merger
          Agreement")   and   the  transactions
          contemplated thereby. Pursuant to the
          Merger Agreement, among other things,
          a  newly  formed  subsidiary  of  TCF
          will  merge  with  and into Winthrop,
          with   Winthrop   as  the   surviving
          corporation   and   a    wholly-owned
          subsidiary of TCF (the "Merger"), and
          each  outstanding share  of  Winthrop
          Common  Stock automatically  will  be
          converted into  and  exchangeable for
          0.7766  (the "Exchange  Ratio") of  a
          share of TCF Common Stock (with  cash
          paid  in  lieu of fractional shares),
          except   shares  of  Winthrop  Common
          Stock    as    to   which   statutory
          dissenters' rights have been exercised
          and   not   effectively   withdrawn or
          otherwise lost.

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      2.  A  proposal  to adjourn the Winthrop     FOR      AGAINST     ABSTAIN
          Special  Meeting  to a later date to     /  /     /  /          /  /
          permit   further   solicitation   of
          proxies in the event an insufficient
          number   of  shares  is  present  in
          person  or  by proxy at the Winthrop
          Special Meeting to approve and adopt
          the   Merger   Agreement   and   the
          transactions contemplated thereby.


        Should the undersigned be present and elect to vote at the Winthrop Special Meeting or at any adjournment thereof and after notification to the Secretary of Winthrop at the Winthrop Special Meeting of the stockholders decide to revoke this proxy, then the power of said attorneys shall be deemed terminated and of no further force and effect.

        Please sign this card exactly as your name appears on the left side of this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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        SIGNATURE(S)                                                     DATE(S)

                                        [Winthrop Proxy Form]